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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENTS ON FORM S-8 (NO. 333-10421, NO. 333-86437, NO. 333-18137, NO.
333-28959, 333-104075 AND NO. 333-113263), AND ON FORM S-3 (NO. 333-108723, NO.
333-108722 AND 333-117793) OF WESTERN WIRELESS CORPORATION OF OUR REPORT DATED MARCH 10, 2004, EXCEPT AS TO NOTE 20 WHICH IS AS OF NOVEMBER 12, 2004, RELATING TO THE CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WHICH APPEARS IN THIS FORM 10-K/A.

PRICEWATERHOUSECOOPERS LLP

SEATTLE, WASHINGTON
NOVEMBER 12, 2004